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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

              Name                                      State of Incorporation
-----------------------------------           -------------------------------------------
The State Bank and Trust Company                                 Ohio
The Exchange Bank                                                Ohio
RFCBC, Inc.                                                      Ohio
Reliance Financial Services, N.A. *               Nationally Chartered Trust Company
Rurban Mortgage Company*                                         Ohio
Rurbanc Data Services, Inc.                                      Ohio
Rurban Operations Corp.                                          Ohio
Rurban Statutory Trust I                      Declaration of Trust - State of Connecticut
Rurban Statutory Trust II                       Declaration of Trust - State of Delaware

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*     Reliance Financial Services, N.A. and Rurban Mortgage Company are
      wholly-owned subsidiaries of The State Bank and Trust Company.

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